SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        BIO-REFERENCE LABORATORIES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

     (3)  Filing Party: N/A

     (4)  Date Filed: N/A

                        BIO-REFERENCE LABORATORIES, INC.
                            481 EDWARD H. ROSS DRIVE
                         ELMWOOD PARK, NEW JERSEY 07407
                                  201-791-2600
                                 ---------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 21, 1999
                                 ---------------

     The annual meeting of stockholders of Bio-Reference Laboratories, Inc. (the "Company") will be held at The Sheraton Crossroads Hotel, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey 07495-0001, on Thursday, October 21, 1999 at 9:00 A.M. local time, for the following purposes:

         1. To elect two directors to the Company's Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified (Proposal One).

         2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on Friday, September 17, 1999 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

     Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope.

                                 By Order of the Board of Directors



                                 Marc D. Grodman
                                 PRESIDENT

Dated: September 24, 1999

     PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                        BIO-REFERENCE LABORATORIES, INC.
                            481 EDWARD H. ROSS DRIVE
                         ELMWOOD PARK, NEW JERSEY 07407
                                  201-791-2600
                                 ---------------
                                 PROXY STATEMENT
                                 ---------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 21, 1999
                                 ---------------

     This Proxy Statement of Bio-Reference Laboratories, Inc., a New Jersey corporation (the "Company") is first being mailed to Stockholders on or about September 28, 1999 in connection with the solicitation of proxies by the Company's Board of Directors to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, October 21, 1999 at 9:00 A.M. (local time) at The Sheraton Crossroads Hotel, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey 07495-0001. Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, a form of Proxy and a copy of the Company's 1998 Annual Report containing financial statements and related data.

     All proxies which are properly filled in, signed and returned to the Company prior to or at the Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder giving the same prior to the exercise thereof by: (a) written notice delivered to the Company's principal offices prior to the commencement of the Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Meeting. The Company intends to vote executed but unmarked proxies in favor of Proposal One. Broker non-votes will be counted for purposes of determining a quorum but otherwise will be considered not represented with regard to voting on any matter with respect to which there is a broker non-vote. The Board has fixed the close of business on September 17, 1999 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

     The expenses of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefor) to solicit proxies personally, and by telephone. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000.

VOTE REQUIRED, PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The Board of Directors has fixed the close of business on September 17, 1999 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof. At the record date, the Company had 7,212,910 shares of its Common Stock, $.01 par value (the "Common Stock") outstanding, the holders of which are each entitled to one vote per share. The presence in person or by proxy of at least a majority of the outstanding Common Stock of the Company is necessary to constitute a quorum at the meeting. Election of directors (Proposal One) requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy at the meeting.

     The following table sets forth information as of September 17, 1999 with respect to the ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and
(iv) all directors and executive officers as a group. The percentages have been calculated on the basis of treating as outstanding for a particular holder, all shares of Common Stock outstanding on said date owned by such holders and all shares of Common Stock issuable to such holder in the event of exercise or conversion of outstanding options, warrants and convertible securities owned by such holder at said date which are exercisable or convertible within 60 days of such date.

                                                         SHARES OF
                                                        COMMON STOCK
NAME AND ADDRESS OF                                     BENEFICIALLY  PERCENTAGE
BENEFICIAL OWNER                                          OWNED (1)    OWNERSHIP
-------------------                                     ------------- ----------
Directors and Executive Officers*
   Marc D. Grodman (2) ................................    1,673,845     20.6%
   Howard Dubinett (3) ................................      477,001      6.4%
   Sam Singer (4) .....................................      377,667      5.1%
   Frank DeVito (5) ...................................       10,202        --
   John Roglieri (6) ..................................       35,001        --
   Gary Lederman (7) ..................................       25,200        --
   Executive Officers and directors as a
     group (six persons) (2)(3)(4)(5)(6)(7) ...........    2,598,916     30.4%

----------
* The address of all of the Company's directors and executive officers is c/o the Company, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407.

(1) Except as otherwise noted, each holder named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

(2) Includes 628,100 shares owned directly by Dr. Grodman, 549,678 shares issuable upon conversion of Senior Preferred Stock and 300,000 shares issuable upon exercise of options. Also includes 141,667 shares owned directly and 54,400 shares issuable upon conversion of Senior Preferred Stock held by Dr. Grodman's wife, Pam Grodman, and a Company controlled by her. Dr. Grodman disclaims beneficial ownership of these 196,067 shares.

(3) Includes 263,667 shares owned directly, and 213,334 shares issuable upon exercise of options.

(4) Includes 211,000 shares owned directly, and 166,667 shares issuable upon exercise of options.

(5) Includes 202 shares owned directly and 10,000 shares issuable upon exercise of warrants.

(6) Includes 1,667 shares owned directly and 33,334 shares issuable upon exercise of warrants.

(7) Includes 10,000 shares owned directly and 15,200 shares issuable upon exercise of warrants.

                        ACTION TO BE TAKEN AT THE MEETING

                              ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The number of directors on the Company's Board of Directors is currently fixed at six. The Company's Certificate of Incorporation divides the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. The Board is comprised of two Class I directors (Dr. Grodman and Mr. Dubinett), two Class II directors (Mr. Singer and Mr. DeVito) and two Class III directors (Dr. Roglieri and Mr. Lederman), whose terms expire upon the election and qualification of their successors at the Annual Meeting of Stockholders in 1999, 2000 and 2001, respectively. At each Annual Meeting of Stockholders, directors will be elected for a full term of three years.

     Mr. Singer and Mr. DeVito (current Class II directors) are being proposed for re-election at this 1999 Annual Meeting of Stockholders, each to serve for a three-year term and until his successor is elected and qualifies. The shares represented by proxies will be voted in favor of the election as directors of Mr. Singer and Mr. DeVito who are the nominees of the Board of Directors for election and authority to vote for their election as Class II directors shall be deemed granted unless specifically withheld. Management has no reason to believe that either or both of such nominees for the office of director will not be available for election as a director. However, should either or both of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as Management may recommend. The Company does not have a nominating committee. During the twelve month period ended October 31, 1998, the Company's Board of Directors held a total of three meetings.

     The following table sets forth certain information with respect to each of the directors and executive officers of the Company.

                NAME           AGE      POSITION
               ------         ----      --------
Marc D. Grodman, M.D. .......  47      Chairman of the Board, President,
                                         Chief Executive Officer and Director
Howard Dubinett (a) .........  48      Executive Vice President, Chief Operating
                                         Officer and Director
Sam Singer ..................  56      Vice President, Chief Financial Officer,
                                         Chief Accounting Officer and Director
Frank DeVito (b) ............  77      Director
John Roglieri, M.D. (b) .....  60      Director
Gary Lederman, Esq. .........  65      Director
----------------
(a) Chairman of the Audit Committee.
(b) Member of the Audit Committee.

     The Audit Committee confers with the Company's auditors and reviews, evaluates and advises the Board of Directors concerning the adequacy of the Company's accounting systems, its financial reporting practices, the maintenance of its books and records and its internal controls. In addition, the Audit Committee reviews the scope of the audit of the Company's financial statements and the results thereof.

     The Company does not have an Executive Committee. Officers are elected by and hold office at the discretion of the Board of Directors.

     The following is a brief account of the business experience of each nominee for director of the Company.

     Marc D. Grodman, M.D. founded the Company in December 1981 and has been its Chairman of the Board, President, Chief Executive Officer and a Director since its formation. Dr. Grodman is an Assistant Professor of Clinical Medicine at Columbia University College of Physicians and Surgeons and Assistant Attending Physician at Presbyterian Hospital, New York City. From 1980 to 1983, Dr. Grodman attended the Kennedy School of Government at Harvard University and was a Primary Care Clinical Fellow at Massachusetts General Hospital.

From 1982 to 1984, he was a medical consultant to the Metal Trades Department of the AFL-CIO. Dr. Grodman received a B.A. degree from the University of Pennsylvania in 1973 and an M.D. degree from Columbia University College of Physicians and Surgeons in 1977. Except for approximately 20 hours per month spent as Assistant Professor of Clinical Medicine and Assistant Attending Physician at Columbia University and Presbyterian Hospital and rendering medical services to the Uniformed Firefighters Association of New York City, Dr. Grodman devotes all of his working time to the business of the Company.

     Howard Dubinett has been the Executive Vice-President and Chief Operating Officer of the Company since its formation. He became a Director of the Company in April 1986. Prior to joining the Company, Mr. Dubinett was general manager of Union Prescription Service, Inc., a company which administered prescription drug plans. Mr. Dubinett attended Rutgers University. Mr. Dubinett devotes all of his working time to the business of the Company.

     Sam Singer has been the Company's Vice President and Chief Financial Officer since October 1987 and a Director since November 1989. He is responsible for all financial activities of the Company. Prior to joining the Company, he was Controller for Sycomm Systems Corporation, a data processing and management consulting company, from 1981 to 1987. He received a B.A. degree from Strayer College and an M.B.A. from Rutgers University. Mr. Singer devotes all of his working time to the business of the Company.

     Frank DeVito became a Director of the Company in April 1986. Since 1970, Mr. DeVito has been Vice President of the New Jersey State AFL-CIO and from 1960 until December 1985 was President of AFL-CIO United Food and Commercial Workers, Local 1245. From 1981 through December 1985 Mr. DeVito was also President of United Food and Commercial Workers District Council of Metropolitan New York and Northern New Jersey, which was comprised of 35 local unions with approximately 150,000 members.

     John Roglieri, M.D. became a Director of the Company in September 1995. He is an Assistant Professor of Clinical Medicine at Columbia University's College of Physicians and Surgeons and an Assistant Attending Physician at Presbyterian Hospital, New York City. Dr. Roglieri received a B.S. degree in Chemical Engineering and a B.A. degree in Applied Sciences from Lehigh University in 1960, an M.D. degree from Harvard Medical School in 1966, and a Master's degree from Columbia University School of Business in 1978. From 1969 till 1971, he was a Senior Assistant Surgeon in the U.S. Public Health Service in Washington. From 1971 until 1973 he was a Clinical and Research Fellow at Massachusetts General Hospital. From 1973 to 1975, he was Director of the Robert Wood Johnson Clinical Scholars program at Columbia University. In 1975 he was appointed Vice-President Ambulatory Services at Presbyterian Hospital, a position which he held until 1980. Since 1980, he has maintained a private practice of internal medicine at Columbia-Presbyterian Medical Center. From 1988 till 1992, he was also Director of the Employee Health Service at Presbyterian Hospital. Since 1992, he has been Corporate Medical Director of NYLCare, a managed care subsidiary of New York Life. He is a member of advisory boards to several pharmaceutical companies, a member of the Editorial Advisory Board of the journal Managed Care and a biographee of Who's Who in America.

     Gary Lederman, Esq. became a director of the Company in May 1997. He received his B.A. from Brooklyn College in 1954 and his J.D. from NYU Law School in 1957. He was manager of Locals 370, 491 and 662 of the U.F.C.W. International Union from 1961 to 1985. He is retired from the unions and has been a lecturer at Queensboro Community College in the field of insurance. Since 1995, he has served as a member of an institutional review board for RTL, a pharmaceutical drug testing laboratory.

     There are no family relationships between or among any directors or executive officers of the Company. The Company's executive officers are elected by and hold office at the discretion of the Board.

COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3 and 4 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, or representations that no Forms 5 were required, the Company believes that with respect to fiscal 1998, its officers, directors and beneficial owners of more than 10% of its equity securities timely complied with all applicable Section 16(a) filing requirements.

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or accrued by the Company during the year ended October 31, 1998 to its Chief Executive Officer and its other executive officers who were serving as executive officers of the Company on October 31, 1998. All of the Company's group life, health, hospitalization or medical reimbursement plans, if any, do not discriminate in scope, terms or operation, in favor of the executive officers or directors of the Company and are generally available to all salaried employees.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                           ANNUAL COMPENSATION                    COMPENSATION
                                          ---------------------  -------------------------------------------------
                        YEAR                          OTHER      RESTRICTED
NAME AND                ENDED                         ANNUAL       STOCK       OPTIONS       LTIP      ALL OTHER
PRINCIPAL POSITION      10/31   SALARY     BONUS   COMPENSATION   AWARDS(1)     SARS        PAYOUTS   COMPENSATION
------------------      -----  --------   -------- ------------  ----------    -------      -------   ------------
Marc D. Grodman,        1998   $305,633   $125,000     $-0-         -0-          -0-          $-0-        $-0-
   M.D., President      1997   $265,697   $ 90,000     $-0-      300,000shs   300,000shs(2)   $-0-        $-0-
   and Chief            1996   $264,196   $ 95,000     $-0-         -0-          -0-          $-0-        $-0-
   Executive Officer
Howard Dubinett         1998   $157,622   $57,750      $-0-         -0-          -0-          $-0-        $-0-
   Executive Vice       1997   $148,417   $43,000      $-0-      240,000shs   213,334shs      $-0-        $-0-
   President and        1996   $154,188   $45,000      $-0-         -0-          -0-          $-0-        $-0-
   Chief Operating
   Officer
Sam Singer              1998   $156,333   $57,750      $-0-         -0-          -0-          $-0-        $-0-
   Vice President and   1997   $147,455   $43,000      $-0-      200,000shs   116,667shs      $-0-        $-0-
   Chief Financial      1996   $153,326   $45,000      $-0-         -0-          -0-          $-0-        $-0-
   Accounting Officer

-------------
(1) In connection with their acceptance of the terms of new employment agreements, the Company's Board of Directors on May 13, 1997 authorized the issuance to Dr. Grodman, Mr. Dubinett and Mr. Singer of 300,000, 240,000 and 200,000 shares of Common Stock respectively. The shares are forfeitable in part in various amounts if the employee's employment is terminated "for cause" or at his option "without good reason" prior to May 1, 2000. See "Employment Agreements with Executive Officers" herein.

(2) Does not include 604,078 shares of Common Stock issuable upon conversion of 604,078 shares of Senior Preferred Stock owned by Dr. Grodman, his wife and a corporation controlled by her (collectively the "Grodman Group"). On May 13, 1997 pursuant to a recapitalization, the previously outstanding Senior Preferred Stock owned by the Grodman Group convertible into an aggregate 604,078 shares of Common Stock on or before April 20, 2003 at a conversion price of $1.50 per share was retired in exchange for a new class of Senior Preferred Stock convertible into an aggregate 604,078 shares of Common Stock on or before May 1, 2007 at a conversion price of $.75 per share.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     On May 13, 1997, Dr. Grodman agreed to the terms of a new employment agreement pursuant to which he will serve as president and chief executive officer devoting at least 90% of his working time to the business of the Company. The agreement provides (i) for a seven-year term commencing November 1, 1997; (ii) a minimum annual Base Compensation consisting of salary and bonus in the aggregate amount of $395,000 subject to increases based on increases in the Consumer Price Index as well as increases at the discretion of the board of directors; (iii) typical health insurance coverage and an initial $2,000,000 face amount of "split dollar" life insurance insuring Dr. Grodman's life and payable to his estate (excluding benefits required to be paid to the Company pursuant to the split dollar plan) with $2,000,000 of additional coverage to be applied for in the future; (iv) the leasing of an automobile for his use; (v) participation in fringe benefit, bonus, pension, profit sharing, and similar plans maintained for the Company's employees; (vi) disability benefits; (vii) certain termination benefits; and (viii) in the event of termination due to a change in control of the Company, a severance payment equal to 2.99 times Dr. Grodman's average annual compensation during the preceding five years. (During calendar 1999, the Company applied for and obtained the additional $2,000,000 of face amount life insurance insuring Dr. Grodman's life.)

     In consideration for Dr. Grodman's acceptance of the terms of the employment agreement, the Board of Directors authorized the issuance to Dr. Grodman of (a) 300,000 shares of the Company's Common Stock, partially subject to forfeiture, (b) five-year incentive stock options ("ISOs") exercisable to purchase 100,000 shares of Common Stock at $.790625 per share, and (c) ten-year non-qualified stock options ("NQOs") exercisable to purchase 200,000 shares of Common Stock at $.71875 per share. The ISOs are only exercisable while Dr. Grodman is employed by the Company. The NQOs expire if Dr. Grodman's employment agreement is terminated by the Company "For Cause" or at his option, "Without Good Reason." See "Employee Incentive Stock Option Plan."

     The 300,000 shares of Common Stock issued to Dr. Grodman are forfeitable in part on the following basis if his employment agreement is terminated by the Company "For Cause" or at Dr. Grodman's option "Without Good Reason."

            IF TERMINATION "FOR CAUSE"
             OR "WITHOUT GOOD REASON"
            OCCURS DURING THE FOLLOWING                      NUMBER OF SHARES
                     PERIODS                                     FORFEITED
            ---------------------------                      ----------------
         May 1, 1997 through April 30, 1998 ................    225,000 shs
         May 1, 1998 through April 30, 1999 ................    150,000 shs
         May 1, 1999 through April 30, 2000 ................     75,000 shs

     Also on May 13, 1997, Mr. Dubinett agreed to the terms of a new employment agreement pursuant to which he will serve as executive vice president and chief operating officer of the Company. The agreement provides (i) for a five and one-half year term commencing May 1, 1997; (ii) a minimum annual Base Compensation commencing November 1, 1997 consisting of salary and bonus in the aggregate amount of $220,000 subject to increases based on increases in the Consumer Price Index as well as increases at the discretion of the board of directors; (iii) typical health insurance coverage and $500,000 face amount of "split dollar" life insurance insuring Mr. Dubinett's life and payable to his estate (excluding benefits required to be paid to the Company pursuant to the split dollar plan); (iv) the leasing of an automobile for his use; (v) participation in fringe benefit, bonus, pension, profit sharing, and similar plans maintained for the Company's employees; (vi) disability benefits; (vii) certain termination benefits; and (viii) in the event of termination due to a change in control of the Company, a severance payment equal to 2.99 times Mr. Dubinett's average annual compensation during the preceding five years.

     In consideration for Mr. Dubinett's acceptance of the terms of the employment agreement, the Board of Directors authorized the issuance to Mr. Dubinett of (a) 240,000 shares of the Company's Common Stock, partially subject to forfeiture and (b) ten-year ISOs exercisable to purchase 60,000 shares of Common Stock at $.71875 per share. The ISOs are only exercisable while Mr. Dubinett is employed by the Company.

     The 240,000 shares of Common Stock issued to Mr. Dubinett. are forfeitable in part on the following basis if his employment agreement is terminated by the Company "For Cause" or at Mr. Dubinett's option "Without Good Reason."

            IF TERMINATION "FOR CAUSE"
             OR "WITHOUT GOOD REASON"
            OCCURS DURING THE FOLLOWING                      NUMBER OF SHARES
                     PERIODS                                     FORFEITED
              ----------------------                         ----------------
         May 1, 1997 through April 30, 1998 ................    180,000 shs
         May 1, 1998 through April 30, 1999 ................    120,000 shs
         May 1, 1999 through April 30, 2000 ................     60,000 shs

     Also on May 13, 1997, Mr. Singer agreed to the terms of a new employment agreement pursuant to which he will serve as vice president and chief financial officer of the Company. The agreement provides (i) for a five and one-half year term commencing May 1, 1997; (ii) a minimum annual Base Compensation commencing November 1, 1997 consisting of salary and bonus in the aggregate amount of $220,000 subject to increases based on increases in the Consumer Price Index as well as increases at the discretion of the board of directors; (iii) typical health insurance coverage and $400,000 face amount of "split dollar" life insurance insuring Mr. Singer's life and payable to his estate (excluding benefits required to be paid to the

Company pursuant to the split dollar plan); (iv) the leasing of an automobile for his use; (v) participation in fringe benefit, bonus, pension, profit sharing, and similar plans maintained for the Company's employees; (vi) disability benefits; (vii) certain termination benefits; and (viii) in the event of termination due to a change in control of the Company, a severance payment equal to 2.99 times Mr. Singer's average annual compensation during the preceding five years.

     In consideration for Mr. Singer's acceptance of the terms of the employment agreement, the Board of Directors authorized the issuance to Mr. Singer of (a) 200,000 shares of the Company's Common Stock, partially subject to forfeiture and (b) ten-year ISOs exercisable to purchase 50,000 shares of Common Stock at $.71875 per share. The ISOs are only exercisable while Mr. Singer is employed by the Company.

     The 200,000 shares of Common Stock issued to Mr. Singer are forfeitable in part on the following basis if his employment agreement is terminated by the Company "For Cause" or at Mr. Singer's option "Without Good Reason."

            IF TERMINATION "FOR CAUSE"
             OR "WITHOUT GOOD REASON"
            OCCURS DURING THE FOLLOWING                      NUMBER OF SHARES
                     PERIODS                                     FORFEITED
              -----------------------                        ----------------
         May 1, 1997 through April 30, 1998 ................    150,000 shs
         May 1, 1998 through April 30, 1999 ................    100,000 shs
         May 1, 1999 through April 30, 2000 ................     50,000 shs

EMPLOYEE INCENTIVE STOCK OPTION PLAN

     In July 1989, the Company's Board of Directors adopted the 1989 Employees Stock Option Plan (the "1989 Plan") which was approved by shareholders in November 1989. The 1989 Plan provides for the grant of options to purchase up to 666,667 shares of Common Stock. Under the terms of the 1989 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422 of the Code, or options which do not so qualify ("NQOs").

     The 1989 Plan also grants the Board or a Stock Option Committee designated by the Board, the discretion to grant stock appreciation rights ("SARs") in connection with, or independent of, any grant of options under the 1989 Plan. SARs give the holder the right to receive from the Company upon exercise an amount equal to the excess of the aggregate fair market value on the date of exercise of the number of shares of Common Stock as to which SARs are being exercised over the aggregate exercise price for those shares payable either in cash or Common Stock in the discretion of the Board or the Stock Option Committee.

     The 1989 Plan is administered by the Board or by a Stock Option Committee designated by the Board of Directors. The Board or the Stock Option Committee, as the case may be, has the discretion to determine the eligible employees to whom, and the times and the price at which, option will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which options will be exercisable; and the number of shares subject to each option. The Board or Committee shall have full authority to interpret the 1989 Plan and to establish and amend rules and regulations relating thereto.

     Under the 1989 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a 10% shareholder (as defined in the 1989 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000.

     As described above, on May 13, 1997, the Board of Directors granted five-year ISOs under the Plan to Dr. Grodman, exercisable to purchase 100,000 shares of the Company's Common Stock at an exercise price of $.790625 per share (equal to 110% of the last sale price for the Common Stock on NASDAQ on May 12,
1997). The board also granted ten-year ISOs under the Plan to Mr. Dubinett and Mr. Singer exercisable to purchase 60,000 shares and 50,000 shares of Common Stock respectively at an exercise price of $.71875 per share (equal to the last sale price for the Common Stock on NASDAQ on May 12, 1997). In addition, the Board granted ten-year NQOs to Dr. Grodman, exercisable to purchase 200,000 shares of Common Stock at an exercise price of $.71875 per share.

     At the same May 13, 1997 directors' meeting, in order to improve employee morale, the Board canceled all other outstanding ISOs exercisable to purchase an aggregate 448,710 shares of Common Stock at exercise prices ranging from $1.3434 to $3.00 per share, and granted new ten-year ISOs under the Plan to 23 employees exercisable to purchase an aggregate 448,710 shares of Common Stock at an exercise price of $.71875 per share. Included in this grant were ISOs issued to Mr. Dubinett and Mr. Singer exercisable to purchase 153,334 shares and 116,667 shares respectively. (These ISOs replaced ISOs previously granted to said two individuals to purchase 153,334 shares and 116,667 shares respectively at exercise prices ranging from $1.3125 to $1.50 per share.)

     Also on May 13, 1997, the Board of Directors granted five-year NQOs to 31 employees, exercisable to purchase an aggregate 136,100 shares of Common Stock at $.71875 per share but only while the optionee was employed by the Company.

     On May 13, 1997, the Board also issued five-year warrants to each of its three outside directors, exercisable to purchase 10,000 shares (30,000 in the aggregate) of Common Stock at an exercise price of $.71875 per share, but only while serving as a director. At the same time, the Board reduced the exercise price on warrants held by one outside director, John Roglieri, exercisable to purchase 23,334 shares ranging from $3.00 per share to $3.75 per share to $.71875 per share and issued five-year warrants to another outside director, Gary Lederman, exercisable to purchase 5,200 shares at $.71875 per share.

     On June 30, 1999, the Board ratified the grant of five-year NQOs to three employees, exercisable to purchase an aggregate 150,000 shares of Common Stock at prices ranging from $.594 to $.719 per share but only while the optionee was employed by the Company. The option prices were based on the market prices for the Common Stock on the respective dates when employment commenced for each of the three employees.

     No stock options were granted during fiscal 1999 to any executive officer.

     The following table sets forth certain information concerning unexercised options for each of the executive officers named in the "Summary Compensation Table." No options were exercised by any of such individuals in fiscal 1998.

                       1998 FISCAL YEAR-END OPTION VALUES

                          NUMBER OF UNEXERCISED OPTIONS
                             AT 1998 FISCAL YEAR-END
                                                                 VALUE OF
                                                                UNEXERCISED
                                                                IN-THE-MONEY
NAME                          EXERCISABLE    UNEXERCISABLE   OPTIONS AT 10/31/98
----                          -----------    -------------   -------------------
Marc D. Grodman .............   200,000           -0-              $68,750
                                100,000           -0-              $27,188
Howard Dubinett .............   213,334           -0-              $73,334
Sam Singer ..................   166,667           -0-              $57,292

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company are also paid a $1,000 per quarter director's fee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1989, the Company discontinued the operation of its Med-Mobile Division. At such time, Dr. Grodman, as the Associated Physician, was indebted to the Company in the amount of $235,354 in connection with the operation of this division. Pursuant to an October 1, 1989 Settlement Agreement, Dr. Grodman issued a $235,354 promissory note to the Company bearing interest at 10% per annum and payable at the rate of $50,000 per annum in payment of this indebtedness. On April 30, 1992, the Board of Directors amended this agreement, in consideration for Dr. Grodman's personal guarantee of the Company's $2,500,000 financing arrangement with Towers Financial Corporation, suspending all rental and interest charges for periods subsequent to November 1, 1991. As of October 31, 1998, $187,117 in outstanding principal, interest and van rentals was due from Dr. Grodman.

     On April 20, 1993, in order to facilitate the Company's 1993 proposed public offering, Dr. Grodman canceled his pro rata option contained in his employment agreement and all other outstanding options and warrants to purchase shares of common stock held by Dr. Grodman, his wife and an affiliated entity (the "Grodman Group") exercisable to purchase an aggregate 604,078 shares of Common Stock at prices ranging from $1.4438 to $1.50 or an average price of $1.47 per share, in consideration for the issuance to the Grodman Group of 604,078 shares of a new class of senior preferred stock, $.10 par value per share ("Senior Preferred Stock"). Each share of Senior Preferred Stock had the same voting rights (one vote per share), dividend rights and liquidation rights as each share of Common Stock and for a period of 10 years after issuance, was convertible into one share of Common Stock upon payment of a conversion price of $1.50 per share. The 604,078 shares of Senior Preferred Stock were issued to the Grodman Group on August 23, 1993.

     On May 13, 1997 pursuant to a recapitalization, the Senior Preferred was retired in exchange for a new class of Senior Preferred Stock issued to the Grodman Group. The new Senior Preferred Stock is convertible into an aggregate 604,078 shares of Common Stock on or before May 1, 2007 at a conversion price of $.75 per share and has the same voting rights (one vote per share), dividend rights and liquidation rights as each share of Common Stock.

COMPENSATION COMMITTEE (BOARD OF DIRECTORS) INTERLOCKS

     The Company does not have a compensation committee. Compensation decisions regarding the executive officers of the Company are made by the members of the Board of Directors acting as a whole including the three executive officers, Dr. Grodman, Mr. Dubinett and Mr. Singer. No member of the Board votes with respect to his own compensation.

                   BOARD OF DIRECTORS' REPORT ON COMPENSATION

     The Board of Directors, including the Company's three executive officers, are responsible for reviewing the compensation paid to the Company's executive officers, provided that none of the Company's executive officers votes with respect to his own compensation package.

     In determining the compensation packages granted to the Company's three executive officers in fiscal 1997 and the bonuses awarded them with respect to fiscal 1998, the Board of Directors took into account the backgrounds, employment histories, achievements and prior compensation of Dr. Grodman, Mr. Dubinett and Mr. Singer, the benefits to be obtained by the Company from their employment in light of the current state of the medical testing laboratory industry, the Company's current status and its anticipated future development. The Board took into account information relating to compensation of principal officers of public and non-public corporations, both in the health field and in general. As a result, the Board determined that the base compensation provided by the employment packages for the three employees was generally in line with packages for comparable positions with comparable companies and that the upside potential in the packages was principally provided by the Restricted Stock issued, subject to forfeiture, and the Stock Options granted to each individual with benefits thereunder accruing to the individual only to the extent he remains employed by the Company with respect to the Restricted Stock and only to the extent the market price for the Common Stock increases over the exercise price of the options, with respect to the options. The Board also determined that the bonuses paid with respect to fiscal 1998 were reasonable in relationship to the services performed, the responsibilities assumed and the results obtained.

                                           Board of Directors

                                                 Marc D. Grodman
                                                 Howard Dubinett
                                                 Sam Singer
                                                 Frank DeVito
                                                 John Roglieri
                                                 Gary Lederman

                             STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Company's Common Stock for the five fiscal years ended October 31, 1998 based on the market price of the Common Stock, with the cumulative total return of companies in the S&P 500 Composite and of a peer group of eight publicly owned medical laboratories.

                      COMPARISON OF FIVE YEAR TOTAL RETURN
                      FOR BIO-REFERENCE LABORATORIES, INC.,
                              S&P 500 COMPOSITE AND
                          MEDICAL LABORATORY PEER GROUP

[The following table represents a line graph in the original.]

             BIO REFERENCE LABS      S&P 500 INDEX            PEER GROUP
             ------------------      -------------            ----------
Oct. 93          100                     100                    100
Oct. 94          143.75                  103.87                  99.81
Oct. 95          121.88                  131.33                  67.02
Oct. 96           37.5                   162.97                  33.37
Oct. 97           39.85                  215.31                  34.13
Oct. 98           28.13                  262.66                  30.21

     The Medical  Laboratory  peer group  consists of the  following  companies:
Dianon Systems Inc, Impath Inc, LabOne, Inc, Laboratory CP of Amer Holdgs, Medtox Scientific Inc, Quest Diagnostics Inc, Unilab Corp, Urocor Inc.

AUDITORS

     The firm of Moore Stephens, P.C., certified public accountants, has been selected by the Board of Directors to audit the accounts of the Company and its subsidiaries for the current fiscal year ending October 31, 1999. Moore Stephens, P.C. and its predecessor firm have served as the Company's auditors since 1988. Representatives of such firm are not expected to be present at the October 21, 1999 Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 1999 Annual Meeting of Stockholders (expected to be held during the first half of calendar 2000), must submit such proposals so as to be received by the Company at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 on or before October 31, 1999.

                                  OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or part of such materials can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's Web Site (http;//wwwsec.gov).

                                   By Order of the Board of Directors

                                             Marc D. Grodman
                                                PRESIDENT

Elmwood Park, New Jersey
September 24, 1999

                        BIO-REFERENCE LABORATORIES, INC.
          REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 21, 1999

    The undersigned, a stockholder of BIO-REFERENCE LABORATORIES, INC.(the "Company") hereby appoints Marc D. Grodman and Howard Dubinett or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of BIO-REFERENCE LABORATORIES, INC. to be held at 9:00 A.M. (local time) on Thursday, October 21, 1999, at The Sheraton Crossroads Hotel, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey 07495-0001 and at any and all adjournments thereof. The undersigned directs that this Proxy be voted as follows:

  1) To elect two Class II directors, each to serve for a term of three years and until his successor is elected and qualified (Proposal One).

[ ] FOR All nominees listed below (except as marked to the contrary below).
[ ] WITHHOLD AUTHORITY To vote for all nominees listed below.

          Nominees: SAM SINGER, FRANK DEVITO

          (Instructions: To withhold authority for an individual nominee, write that nominee's name on the line provided.)

--------------------------------------------------------------------------------

  2) In their discretion, on all other matters as shall properly come before the meeting.

           AUTHORITY GRANTED  [ ]            AUTHORITY WITHHELD  [ ]

                                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOREGOING.

UNLESS OTHERWISE SPECIFIED AS ABOVE PROVIDED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS (PROPOSAL ONE) AS SET FORTH IN THE PROXY STATEMENT. IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                                        Dated:                            , 1999
                                              ----------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                               (Signature of Stockholder)

                                        Please  date  and sign  exactly  as name
                                        appears  on this  Proxy.  If shares  are
                                        registered  in more than one  name,  the
                                        signatures   of  all  such  persons  are
                                        required.  A corporation  should sign in
                                        its  full   corporate  name  by  a  duly
                                        authorized  officer,  stating his title.
                                        Trustees,   guardians,   executors   and
                                        administrators   should  sign  in  their
                                        official  capacity,  giving  their  full
                                        title as such. If a partnership,  please
                                        sign in  partnership  name by authorized
                                        person.  PLEASE  MARK,  SIGN,  DATE  AND
                                        RETURN YOUR PROXY  PROMPTLY.  NO POSTAGE
                                        IS REQUIRED IF RETURNED IN THE  ENCLOSED
                                        ENVELOPE   AND   MAILED  IN  THE  UNITED
                                        STATES.  RECEIPT OF THE NOTICE OF ANNUAL
                                        MEETING     OF     STOCKHOLDERS,     THE
                                        ACCOMPANYING   PROXY  STATEMENT  OF  THE
                                        BOARD  OF  DIRECTORS  AND THE  COMPANY'S
                                        ANNUAL REPORT FOR THE YEAR ENDED OCTOBER
                                        31,  1998 IS  ACKNOWLEDGED.

         PLEASE SIGN AND RETURN THIS PROXY PROMPTLY
No postage is Required if Returned in the Enclosed Envelope
              and Mailed in the United States